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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                         RESIDENTIAL CAPITAL CORPORATION

                                  ARTICLE FIRST

      The name of the Corporation is Residential Capital Corporation.

                                 ARTICLE SECOND

      The address of the Corporation's registered office in the State of Delaware is the Corporation Service Company, 2711 Centerville Road, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE THIRD

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH

      The total number of shares of stock that the Corporation has authority to issue is 1,000 shares of Common Stock, with a par value of $0.01 per share.

                                  ARTICLE FIFTH

      The name and mailing address of the sole incorporator is:

NAME                               MAILING ADDRESS
----                            ----------------------
Cathy L. Quenneville            200 Renaissance Center
                                Detroit, MI 48265

                                  ARTICLE SIXTH

      The Corporation is to have perpetual existence.

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                                 ARTICLE SEVENTH

      In furtherance and not in limitation of the powers conferred by law, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                                 ARTICLE EIGHTH

      The Corporation may keep its books outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

                                  ARTICLE NINTH

      Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

                                  ARTICLE TENTH

      To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE TENTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                ARTICLE ELEVENTH

      The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                    *********

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      I, THE UNDERSIGNED being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate hereby declaring and certifying that this is my act and deed and the facts therein stated are true, and accordingly have hereunto set my hand this 20th day of August, 2004.

                                      /s/ Cathy L. Quenneville
                                      ---------------------------------------
                                      Cathy L. Quenneville, Sole Incorporator

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